UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Burgundy Technology Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-39474 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY1-1102 Cayman Islands (Address of principal executive offices)	N/A (Zip Code)

(345) 945-7099

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	BTAQU	The NASDAQ Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	BTAQ	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	BTAQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed by Burgundy Technology Acquisition Corporation (the “Company”) on May 14, 2021, the staff of the U.S. Securities and Exchange Commission (the “SEC”) issued, on April 12, 2021, a statement pertaining to Special Purpose Acquisition Companies (“SPACs”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on August 31, 2020, the outstanding warrants (“Warrants”) to purchase Class A ordinary shares of the Company were accounted for as equity within the Company’s balance sheet.

As disclosed in the Current Report on Form 8-K filed by the Company on May 14, 2021, the Company’s audit committee (the “Audit Committee”) concluded that, in light of the SEC Staff Statement and after discussion with the Company’s management, it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from June 4, 2020 (inception) through December 31, 2020. The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Amended 10-K”), which will include the restated audited financial statements of the Company as of December 31, 2020 and for the period from June 4, 2020 (inception) through December 31, 2020. Given the scope of the process for evaluating the impact of the SEC Staff Statement on the Company’s financial statements and the Company’s management’s focus on preparing the Amended 10-K containing restated financial statements for the year ended December 31, 2020, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 18, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Amended 10-K and the Quarterly Report as soon as reasonably practicable.

On May 28, 2021, the Company received a notice (the “Notice”) from the from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that as a result of the Company’s failure to timely file the Quarterly Report, the Company no longer complies with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1).

The Notice advises that under Nasdaq rules, the Company now has 60 calendar days from the date of the Notice to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If Nasdaq accepts the plan, Nasdaq may grant an exception of up to 180 calendar days from the filing due date to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the Nasdaq Capital Market, subject to the Company’s compliance with other applicable continued listing requirements.

Item 8.01.	Other Events.

On June 3, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Burgundy Technology Acquisition Corporation press release, dated June 3, 2021

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

		By:	/s/ Leo Apotheker
			Name:	Leo Apotheker
			Title:	Co-Chief Executive Officer

		By:	/s/ James Scott Mackey
			Name:	James Scott Mackey
			Title:	Co-Chief Executive Officer
Date:	June 3, 2021